   As filed with the Securities and Exchange Commission on December 20, 2002

                                             Registration No. 333-_____________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ENVIROMAT INDUSTRIES CO. LTD.
                ----------------------------------------------
                (Name of Small Business Issuer in its Charter)

         Delaware                     3560                      23-3078137
  ----------------------  ----------------------------       ----------------
  (State or jurisdiction  (Primary Standard Industrial       (I.R.S. Employer
   of incorporation or     Classification Code Number)      Identification Code
       organization)                                              Number)

                              8723 Cambie Street
                         Vancouver, BC Canada V6P 3J9
                                (604) 790-6986
         -------------------------------------------------------------
         (Address and Telephone Number of Principal Executive Offices)

                              8723 Cambie Street
                         Vancouver, BC Canada V6P 3J9
    ----------------------------------------------------------------------
    (Address of Principal Place of Business or Intended Principal Place of
                                   Business)

                     Christopher C. Chang, President & CEO
                              8723 Cambie Street
                         Vancouver, BC Canada V6P 3J9
                           Telephone: (604) 790-6986
                           Facsimile: (604) 321-7337
           ---------------------------------------------------------
           (Name, Address and Telephone Number of Agent For Service)

Approximate Date of Proposed Sale to the Public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to
Rule 462(b) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for
the same offering.  [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.  [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.  [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the
following box. [    ]

                                      -1-

                        CALCULATION OF REGISTRATION FEE

 Title of Each Class                   Proposed Maximum    Proposed Maximum
 of Securities to be    Amount to be    Offering Price    Aggregate Offering       Amount of
     Registered          Registered      Per Share(1)           Price           Registration Fee
---------------------   ------------   ----------------   ------------------    ----------------
   Common Stock,
     $0.0001              2,325,000          $.10              $232,500              $21.39

      (1) We estimated the price of our shares in order to calculate the registration fees, as determined in accordance with Rule 457, by using the most recent price at which we sold common stock to investors in private placements.

                          _________________________________

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                                      -2-

                SUBJECT TO COMPLETION, DATED DECEMBER 20, 2002

                       2,325,000 SHARES OF COMMON STOCK

                         ENVIROMAT INDUSTRIES CO. LTD.

      We are registering for sale 2,325,000 shares of our common stock owned by selling shareholders.

      We will not receive any proceeds from the sale of the 2,325,000 shares of common stock listed above.  We will pay all legal and accounting fees and our out-of-pocket expenses in registering these shares for sale.

      There is no trading market for our common stock and the offering price of our common stock will be arbitrarily determined by the selling shareholders and any securities brokers/dealers that may make a market in our common stock in the future.  If a market for our common stock develops, it would most likely be on the OTC Bulletin Board or the "pink sheets."  We do not satisfy the listing criteria of any national securities exchange or the Nasdaq Stock Market.  The actual number of shares sold and the prices at which the shares are sold will depend upon the market, if any, at the time of those sales; therefore, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

      Our principal executive offices are located at 8723 Cambie Street,
Vancouver, BC, Canada V6P 3J9.  Our telephone number at this location is (604)
790-6986 and fax number is (604) 321-7337.

      YOU SHOULD CAREFULLY CONSIDER THE SECTION TITLED "RISKS OF INVESTING IN
ENVIROMAT SHARES" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

               The date of this prospectus is December 20, 2002.

      The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                      -3-

                               TABLE OF CONTENTS

RISKS OF INVESTING IN ENVIROMAT SHARES........................................

            We Have No Operating History on Which to Base an Investment
                  Decision....................................................

            We Have Raised Limited Capital and Will Need Additional
                  Capital to Commence Our Business............................

            Ownership Of Our Common Stock is Concentrated Among Our
                  Principal Shareholders, Officers and Directors

            Our Ability to Implement Our Business Plan Depends On Our
                  Ability to Attract and Retain Key Personnel

            We May Not Be Able to Pay Dividends to Our Shareholders For
                  The Foreseeable Future......................................

            Currently There Is No Trading Market For Our Common Stock.........

            The Offering Price of the Shares Has Been Arbitrarily
                  Determined..................................................

            Our Common Stock May Be Subject to Penny Stock Regulation
                  Which May Make It Difficult For Investors to Sell our
                  Common Stock ...............................................

FORWARD-LOOKING STATEMENTS....................................................

DETERMINATION OF OFFERING PRICE...............................................

USE OF PROCEEDS...............................................................

DIVIDEND POLICY...............................................................

OUR BUSINESS..................................................................

PLAN OF OPERATION.............................................................

DIRECTORS AND MANAGEMENT......................................................

PRINCIPAL SHAREHOLDERS........................................................

SELLING SHAREHOLDERS..........................................................

PLAN OF DISTRIBUTION..........................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................

DESCRIPTION OF SECURITIES.....................................................

SHARES ELIGIBLE FOR FUTURE SALE...............................................

                                      -4-

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES.................................................................

LEGAL MATTERS.................................................................

EXPERTS.......................................................................

WHERE YOU CAN FIND MORE INFORMATION...........................................

INDEX TO FINANCIAL STATEMENTS.................................................

REPORT OF INDEPENDENT AUDITORS................................................

                                      -5-

                              PROSPECTUS SUMMARY

      You should read the following summary together with the more detailed information about us and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus.  References in this prospectus to "we," "our" and "us" refer to Enviromat Industries Co. Ltd.

      OUR BUSINESS

      We are a development stage company engaged in the business of developing an environmentally friendly packaging material and its commercialization in the food, beverage, electronics packaging and sport equipment industries.

      Our mission is to provide an alternative packaging material that is biodegradable, non-toxic, and in harmony with nature, thereby reducing the environmental burdens caused by current non-biodegradable and toxic materials.

      OUR HISTORY

      We were incorporated in Delaware on April 9, 2001 as Prosperity Partners,
Inc.  From inception until August 2002, we were primarily engaged in evaluating different business opportunities.

      Starting in September 2002, we formed a wholly-owned operating subsidiary, EnviroMat Co. Ltd. in the State of Delaware.  Subsequently on
September 12, 2002, we filed a certificate of ownership and merger with the
State of Delaware to effect the merger of EnviroMat Co. Ltd., with and into us, and amended our certificate of incorporation to change our name to EnviroMat
Co. Ltd., which was the name of our former subsidiary.

      On November 18, 2002, we again filed an amendment to our certificate of incorporation to change our name from "EnviroMat Co. Ltd." to "Enviromat
Industries Co. Ltd.," to better reflect and describe our current strategic direction.

      THE OFFERING

      The offering consists of 2,325,000 shares of common stock offered by certain selling shareholders.  We are not offering any shares for sale and will not receive any of the proceeds from the offering.

      The selling shareholders will likely sell the shares in private transactions or at prevailing market prices.  There is presently no market for our common stock.  As a result, the price at which selling shareholders will sell their stock is likely to vary depending upon a number of factors, including interest in the common stock by third parties and whether we are able to retain a securities broker/dealer to make a market in our common stock.
Consequently, we cannot estimate the offering price of the common stock at this time.

      We have agreed to pay all costs and expenses relating to the registration of our common stock, but the selling shareholders will be responsible for the payment of any commissions or related charges in connection with the offer and sale of their shares, and for the cost of their personal legal counsel, if any.

                                      -6-

The selling shareholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

                       RISKS OF INVESTING IN OUR SHARES

      Investment in our securities involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

      WE HAVE NO OPERATING HISTORY ON WHICH TO BASE AN INVESTMENT DECISION

      We were formed in April 2001.  Since then we have raised initial capital and developed a business plan but we have not commenced operations.  As a result, we have no operating history on which you can evaluate our business and our prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  We cannot guarantee that we will be successful in accomplishing our objectives.

      WE HAVE RAISED LIMITED CAPITAL AND WILL NEED ADDITIONAL CAPITAL TO
COMMENCE OUR BUSINESS

      To date, we have raised approximately $27,500 for working capital by selling common stock in private placement transactions.  We used and are using these funds to develop our business plan, pay expenses to prepare our required filings with the SEC and complete this offering.  These funds were not intended to be sufficient to implement our business plan.  We will need to raise additional funds, both in the form of equity and debt, to commence operations.
At present, we expect that we will require approximately $3,000,000 for such purposes.  This amount could change as we refine and implement our business plan.  We do not have firm commitments for any additional financing.

      As a result, we may not be able to raise this capital when needed or, if we are able to raise additional capital, it may not be on favorable terms.  If this should occur, we would not be able to commence operations.  In addition, if we raise additional funds through the issuance of common stock, or other equity or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of our current shareholders and our shareholders may experience dilution.

      OWNERSHIP OF OUR COMMON STOCK IS CONCENTRATED AMONG OUR PRINCIPAL
SHAREHOLDERS, OFFICERS AND DIRECTORS

      Our directors, executive officers and principal shareholders, and their affiliates, beneficially own approximately 96% of our outstanding common stock.
As a result, these shareholders can exercise control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control of Enviromat.

                                      -7-

      OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN DEPENDS ON OUR ABILITY TO
ATTRACT AND RETAIN KEY PERSONNEL

      Our future success will depend to a significant extent on the continued
services of our current officers and directors. The loss of any of these officers or directors would likely have a significantly detrimental effect on our business.  We do not maintain "key man" life insurance policies for any of our officers or directors.

      Our prospects will also depend on our ability to attract and retain highly qualified sales and marketing, and managerial personnel.  Competition for such personnel is intense, and there can be no assurance that we will be able to employ or retain such personnel.

      WE MAY NOT BE ABLE TO PAY DIVIDENDS TO OUR SHAREHOLDERS FOR THE
FORESEEABLE FUTURE

      We have never declared or paid any cash dividends on our common stock.
For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors consider relevant.

      CURRENTLY THERE IS NO TRADING MARKET FOR OUR COMMON STOCK

      As of the date of this prospectus, there is no public market for our common stock.  This prospectus is a step toward creating a public market for our common stock, which may enhance its liquidity.  Following the date of this prospectus, we plan to engage a securities broker/dealer to make a market in our common stock.  There can be no assurance, however, that we will be able to retain an acceptable market maker, or that even if we do so, a meaningful trading market will develop as a result of such market maker's efforts.
Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling shareholders.
This in turn, could cause the sale prices of our common stock to vary widely.
Such market fluctuations may have a material adverse effect on shareholders and make it difficult for shareholders to sell our common stock.

      THE OFFERING PRICE OF THE SHARES HAS BEEN ARBITRARILY DETERMINED

      The initial offering price of $0.10 per share has been arbitrarily determined by us and bears no relationship whatsoever to our assets, earnings, book value, or any other objective standard of value.  In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. You are therefore bearing the risk that you are paying more for our shares than our shares are objectively worth or valued by the public markets.  This could result in an insufficient return, or even a loss, on your investment even if we do successfully commence operations.

                                      -8-

      OUR COMMON STOCK MAY BE SUBJECT TO PENNY STOCK REGULATION WHICH MAY MAKE
IT DIFFICULT FOR INVESTORS TO SELL OUR COMMON STOCK

      The Securities and Exchange Commission has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to completing a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the
Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  Our common stock will likely be subject to the penny stock rules.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our common stock, and accordingly, holders of our common stock may find it difficult to sell their common stock, if they are able to do so at all.

                          FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21C of the Securities
Exchange Act of 1934, including statements concerning possible or assumed future results of operations of Enviromat and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans,"
"anticipates," "believes," "estimates," "predicts," "potential," or "continue"
or the negative of such terms and other comparable terminology.  Investors should understand that the factors described above, in addition to those discussed elsewhere in this prospectus could affect Enviromat's future results and could cause those results to differ materially from those expressed in such forward-looking statements.

                        DETERMINATION OF OFFERING PRICE

      There is no trading market for our common stock.  The offering price of our common stock will be determined arbitrarily by the selling shareholders and any broker/dealers that may make a market in our common stock in the future.
If there are no market makers for our common stock at the time of a sale, the offering price may vary widely depending on the level of interest in our common stock by prospective purchasers.  As a result, we cannot estimate the offering price of the common stock at this time.

                                      -9-

      We have not yet retained any market makers for our common stock.
Although we will seek to engage a market maker soon after the date of this prospectus, there can be no assurance that we will be successful in retaining one.  If we are successful, and a market for our common stock develops, it would most likely trade on the OTC Bulletin Board or in the "pink sheets."  We do not satisfy the listing criteria of any national securities exchange or the
Nasdaq Stock Market.

                                USE OF PROCEEDS

      The proceeds of the offering will go directly to the selling shareholders.  None of the proceeds will be available to us.

                                DIVIDEND POLICY

      We have never paid any cash dividends on our common stock.  We do not currently anticipate paying cash dividends for the foreseeable future, but instead we plan to retain any earnings to fund our growth.  The decision to pay dividends on our common stock in the future will depend on our ability to generate earnings, our need for capital, our overall financial condition and other factors that our Board of Directors may consider to be relevant.

                                 OUR BUSINESS

HISTORY.

      We were incorporated in the State of Delaware on April 9, 2001 as
Prosperity Partners, Inc.  From inception until August 2002, we were primarily engaged in evaluating different business opportunities.

      Starting in September 2002, we formed a wholly-owned operating subsidiary, EnviroMat Co. Ltd., in the State of Delaware, to engage in the business of developing an environmentally friendly, non-toxic and biodegradable material, and its commercialization in the food, beverage, electronics packaging and sport equipment industries.

      On September 12, 2002, we filed a certificate of ownership and merger with the State of Delaware to effect the merger of EnviroMat Co. Ltd., with and into us, and amended our certificate of incorporation to change our name to
EnviroMat Co. Ltd., which was the name of our former subsidiary.

      On November 18, 2002, we again filed an amendment to our certificate of incorporation to change our name from "EnviroMat Co. Ltd." to "EnviroMat
Industries Co. Ltd.," to better reflect and describe our current strategic direction.

                                     -10-

OUR BUSINESS AND MARKET.

      We are engaged in the development of an environmentally friendly material, and its commercialization in the food, beverage, electronics packaging and sport equipment industries.  Our mission is to provide an alternative material that is biodegradable, non-toxic, and in harmony with nature, thereby reducing the environmental burdens caused by current non-
biodegradable and toxic packaging materials.

      Our material, dubbed "EfriendmatTM", and its processing technology have been developed by our scientists and engineers.  Our scientists and engineers are members of the National Science Council in the Republic of China in
robotics, automation, advanced composite material, and environmental studies.
EfriendmatTM is a scalable, customizable material that can be modified in its strength and durability properties. Applications for EfriendmatTM include electronic casings, sports equipment (currently available, golf tees), food and beverage containers, and tableware.  Our EfriendmatTM material is primarily made of agricultural waste product wheat husk (rice husk can also be used) and edible adhesive.  We believe that EfriendmatTM has a superior property in environmental friendliness and performance characteristics comparable or superior to that of paper, Styrofoam or its plastic counterparts, and can be commercially produced and marketed at a competitive price to paper, plastic and even Styrofoam packaging products.

      In the current market some 21.9 billion Styrofoam cups are used per year for the sole purpose of manufacturing instant noodle, and over 25 billion
Styrofoam beverage cups are used yearly in the United States alone.

      These figures are just a small part of Styrofoam consumption used in the
U.S.  In recent years the awareness of pollution, ozone depletion, and health problems induced from carcinogen chemicals derived from the production and use of Styrofoam and plastics have made Government officials worldwide aware of the importance of regulating Styrofoam and plastic use to cut back on pollution.

      Our team, has in 1996 realized the need of 100% environmental friendly material to reduce environmental burden, and has since then aimed to develop an alternative material to replace Styrofoam and Plastics in packaging and casing industry.

      Our goal is to become a major player in the worldwide market for environmental friendly materials for the packaging and casing industry.  The strategies incorporated to achieve this objective are:

   -  Penetrate the packaging casing industry in sectors where most pressure from the government and general public has asserted.

   -  Food and beverage packaging and handling products are the first products we will introduce into the market.

   -  Demonstrate EfriendMatTM's adaptability in strength and durability properties to suit different packaging and handling product requirement.

                                     -11-

   -  Establish and build awareness of EfriendMatTM's environmentally friendly properties and price advantages.

   -  Demonstrate the suitability of EfriendMatTM's application in sectors such as electronic casing and packaging.

   -  Establish licensing and production joint ventures with strategically selected partners.

   -  Provide guidelines for manufacturing process and quality assurance;

   -  Provide on-site technical support in the manufacturing process;

   -  Provide technical training to manufacturing personnel;

   -  Provide technical support to post-sales product related problems or questions.

   -  Provide technical support to specialized customer product requirements.

   -  Company and product literature supporting marketing and sales activities;

   -  Working jointly with the Production Support team in the Engineering organization to provide timely production support in manufacturing activities;

   -  Conducting market and technology researches in order to identify potential products and their market opportunities;

   -  Building the corporate information system, including telecommunications,
      Internet and Intranet systems, as well as the management information systems to facilitate world-wide corporate business activities;

   -  Providing administrative supports including office management, personnel and other bookkeeping;

   -  Working with the Engineering organization to conduct project planning and management in order to ensure products are developed as scheduled and meet the target delivery date.

THE EFRIENDMATTM TECHNOLOGY

      EfriendMatTM is a composite material developed by our scientists and engineers.  The material can be used to produce computer mouse casings, tableware, food, beverage packaging, and containers.

      The composite material developed is based on our patented technology.
This is a result of five years of research and development by our engineers and scientists, all members of the National Science Council in the Republic of
China.  EfriendMatTM is made from commonly available materials such as wheat husk, rice husk, edible adhesive and food coloring blended in a uniquely structured composite.

      The end products made of EfriendMatTM are molded inline with the production of EfriendMatTM.  When new product design is to be produced, only the molds is required to be changed, and it is aided by hydraulics and the whole process only require half and hour. If the strength and durability properties of the composite material need to be changed, all is accomplished on-line and fine adjustments can be made on the fly.

                                     -12-

MANUFACTURING OF PRODUCTS BASED ON EFRIENDMATTM

      The manufacturing process for EfriendMatTM based products, electronic casings, tableware, and containers, is accomplished through a streamlined manufacturing process.  Our fully automated manufacturing line will include mixer, rolling, guillotine, printing, molding, trimming, and coating.  Stacking and scrap pickups are done through conveyance belt and robotic arms.  Our current machinery design will have a maximum production rate of 11,000 units per hour, with 3 technicians.

      During the entire fabrication process of EfriendMatTM and molding into final products, no toxic material is produced.  Left over material during molding process is biodegradable and can be made into organic fertilizer.

OUR PRODUCT SPECIFICATION

      EfriendMatTM has a working temperature range between -200C to over 1000C.
It can hold water, oil, and solid substances.  It is also microwavable safe.

      The material takes final shape by molding; it can be in various sizes and shapes.  The strength and durability properties can be modified to suit different uses.

      The material has been tested with international specifications for food containers and packaging.  Tests includes as follows:

       *  ISO 846-1997 -- Plastics-Evaluation of the Action of Microorganisms

       *  ASTM  D  5247-92  -- Standard Test Method for Determining the Aerobic
          Biodegradability of Degradable Plastics by Specific Microorganism

       *  GB 18006. 1-1999 -- Environmental safety, hygiene and usage

       *  GB  18006. 2-1999 --  Testing  Method  for  Degradable  Capacity  for
          Disposable Tableware

       *  GB 14961-94 -- Testing Method for chromium in food

       *  GB 2762-81 -- Testing Method for mercury in food

       *  GB/T  17219-1998  --  Standard for safety evaluation of equipment and productive materials in drinking water system

       *  GB 9683-89 -- Food packaging, paper based, hygiene standard

       *  GB  9685-9696-88  --  Food   packaging,  polystyrene  based,  hygiene
          standard

       *  GB/T  17331-1998 -- Testing for  HCBs,  DDTs,  dichlorovos,  phorate, dimethoate, fenitrothion, parathion, malation, fenthion

       *  GB/T 17409-1998 -- Food packaging material and product wet extraction method

       *  GB/T 5009. 27-1996 -- Testing Method for ) Tyrene Denvo

       *  GB/T 5009. 22-1996 -- Aflaoxin B1

       *  GB/T 5009. 60-1996 -- Testing Method for hygiene on polystyrene based food packaging material

       *  GB/T 5009. 11-1996 -- Testing Method for arsenic

       *  GB/T 5009. 12-1996 -- Testing Method for lead

       *  GB/T 5009. 13-1996 -- Testing Method for copper

       *  GB/T 5009. 14-1996 -- Testing Method for zinc

                                     -13-

       *  GB/T 5009. 15-1996 -- Testing Method for cadmium

       *  GB/T 5009. 17-1996 -- Testing Method for mercury

       *  GB/T 14962-1996 -- Testing Method for chromium

       *  Tests from Japan Food Research Laboratories

       *  Tests from Chemicals Evaluation and Research Institute, Japan

OUR FUTURE OPERATIONS.

      We have completed the automating manufacturing process for EfriendmatTM.
In order to fund commercialization of our material, we require raising
$3,000,000 in additional capital through placements of our common stock during the next 12 months.  We expect to complete our first full production line within 2 months after funding.  Two additional production lines will be added at a rate of one per 4 months after the first line.  We believe that the amount of capital raised in this effort will be sufficient for us to achieve positive cash flow in 12 months time.  For future expansions, we intend to develop strategic partnerships and joint ventures.

PATENTS, PROPRIETARY RIGHTS AND TRADEMARKS.

      The EfriendMatTM material and its processing technology is patented and patents pending in both Taiwan and numerous foreign countries.  The manufacturing equipment for EfriendmatTM is specially designed and developed by us and will be custom made and also covered under patents.  We cannot be certain the patents are sufficient enough to protect our technology, and if so, litigation may be necessary to enforce patents issued to us if others circumvented or infringed on our rights.

      We also own the trademark EfriendMatTM and certain other trademarks.

COMPETITION.

      The current electronic casing, packaging and foods, beverage-packaging industries' suppliers of materials using plastics and Styrofoam have a longer term operation history and have stronger financial and marketing resources than
us.  Several paper and polystyrene (Plastic and Styrofoam) consumer product manufacturers have made efforts to increase the recycling and the reuse of these products.  These efforts could reduce the environmental impact, but with many short falls, as both paper and plastic starts to loose its structural integrity after been remade.  The cost of recycling paper, plastic is higher than that of new material and the increased resource requirement in cleaning and bleaching of post-consumer products adds more environmental impacts.  A number of companies have then introduced or are developing decomposable materials based on starch or additives to plastic to convert it to have a decomposable property.

      We believes our patents uniquely position us to incorporate a low cost alternative material advantage, low manufacturing setup capital and a simple processing procedure, which, ultimately will allow us to have a more competitive cost edge to that of other starch-based or specialty polymers based materials.

                                     -14-

GOVERNMENT REGULATION.

      Food packaging materials are regulated by the U.S. Food and Drug
Administration (the "FDA") in the determination of suitability for its intended
use.   The FDA regulations are mainly focused on the substances used in the packaging materials, not with the finished product itself.  Therefore, if the substances used in the packaging materials are approved by the FDA as indirect food additives for their intended uses and comply with the applicable FDA indirect food additive regulations, or are generally recognized as safe for their intended use and are of suitable purity for those intended use, then it is in compliance with FDA regulations.

      We believe that the EfriendMatTM is in compliance with FDA regulations and will not require additional FDA approval.  We have voluntarily submitted the material to national test labs in China, Taiwan, and Japan in compliance to test procedures for toxicity and biodegradability, and have past all tests.

EMPLOYEES.

      As of the date of this prospectus, we have 6 full time and 11 part time employees.  From time to time, we will employ additional personnel to support our development, marketing, sales, support and administrative organization.
Competition for qualified personnel in the industry in which we compete is intense.  We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

PROPERTIES.

      We have setup 7,200 square feet of space located on 16, Chunghsiao Road
Lane 195, Taichung, Taiwan.  This will be the location for our first manufacturing plant.  A shareholder of our company has provided the space to us at no charge.

      We have our corporate headquarters in Vancouver, BC.  Substantially all of our operating activities are conducted from 3,800 square feet of office space provided by our president at no charge.  We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed.  We do not own any real estate.

LEGAL PROCEEDINGS.

      We are not engaged in any pending legal proceedings, nor are we aware of any legal proceedings pending, threatened or contemplated, against any of our officers and directors, respectively, in their capacities as such.

                               PLAN OF OPERATION

      We have completed the design and development of the fully automated manufacturing machine for the manufacturing of our environmental friendly product, EfriendmatTM, in year 2001, and have obtained quotes from a number of factories for fabricating the machinery.  We will require a minimum of
$3,000,000 during the next 12 months to fund the setup of our manufacturing facility.  Once funding becomes available we will setup a fully functioning manufacturing line within two months in our 7,200 square feet facility in

                                     -15-

Taiwan that is already rigged for installing the manufacturing machine.  This machine will be fitted with instant noodle cups and plate molds.  This first manufacturing line will also serve as a technology demonstration plant for potential partners and licensee.

      At the same time as the first manufacturing line is being setup, we will host a number of marketing campaigns to introduce the availability of our environmental friendly product to the public, and encourage the switch over process from Styrofoam, plastic products to EfriendmatTM.

      Through our affiliation with Cheng-Kong National University, Feng-Jia
University, and Tai-Sun Enterprise of Taiwan, we strongly believe that within the first six months of commercial production, revenue will reach half million dollars.  Upon the completion of the second and third manufacturing line we expect revenue to reach $2,400,000 by first year-end.  We expect an estimated profit margin of 35%.  At such time, we will have positive cash flow, and require no additional funding for 12 months thereafter.

      We plan to increase the number of manufacturing lines from 3 in the first year to 7 at the end of second year.  In order to fund the development of our initial manufacturing lines, we will depend upon capital to be derived from future financing activities such as contributions or loans from our shareholders, bank financing, or subsequent offerings of our common stock.
There is no assurance that we will be successful in raising the capital we require.

      The ease of operation of the fully automated machinery will only require
2 technicians to run the machine and 2 employees to do floor works such as packaging and crating.  We have already made arrangements with current part time employees to become full time employees as production commences.  No new personnel are therefore needed in the first year of operation.

      During the next twelve months, we plan to satisfy our cash requirements by additional equity financing.  This will be in the form of private placements of our restricted common stock.  There can be no assurance that we will be successful in raising additional equity financing, and, thus, be able to satisfy our cash requirements, which consist of funding the setup of our manufacturing facility.  We presently have $7,500 in cash with which to satisfy any future cash requirements.  We have no credit or financing facility in place at the present time.  We will need a minimum of $3,000,000 to satisfy our cash requirements for the next 12 months.  We will not be able to operate if we do not obtain equity financing.  We depend upon capital to be derived from future financing activities such as subsequent offerings of our common stock.  There can be no assurance that we will be successful in raising the capital we require.  In the event we are not successful in raising additional capital, we will never commence active operations.  We do not anticipate any further research and development of any products, nor do we expect to incur any research and development costs.  We have no current material commitments.

      We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist.  By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company.
Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement

                                     -16-

will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

      We believe that the cost of registering our securities and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts.

      We are still considered to be a development stage company, which has generated no revenue to date, and is dependent upon the raising of capital through placement of our common stock.  There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.

      We have no current plans, preliminary or otherwise, to merge with any other entity.

                           DIRECTORS AND MANAGEMENT

      Each of our directors is elected by our shareholders to a term of one year and serves until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors and serves at the discretion of the Board of Directors.  The Board of Directors does not have a nominating, audit, or compensation committee.

      The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

        NAME           AGE                       POSITION
--------------------  -----   -------------------------------------------------
Christopher C. Chang   27     Chairman of the Board, Chief Executive Officer,
                              President and Director

Tiffany Chang          30     Secretary, Treasurer and Chief Operating Officer

Wen-Long Dai           54     Chief Technical Officer

      CHRISTOPHER C. CHANG is our Chairman of the Board, Chief Executive
Officer, President and Director and has served in this capacity since September
2002.  He also served as Chief Operating Officer of Green Great Ltd. since its inception in 1991.  Mr. Chang has also served as Vice President of Marketing and Chief Operating Officer of numerous international trading companies in the past overseeing overseas operations and heading marketing efforts.  Mr. Chang has been awarded The Entrepreneurial Success Award by the Taiwan Chamber of
Commerce in BC Canada and gratulation from MP of Canada.

      TIFFANY CHANG is our Secretary, Treasurer and Chief Operating Officer and
has served in this capacity since September 2002.  She also served as the Vice
President of Sales and Marketing in Chih-Hung Co. Ltd. since 1999.  Mrs. Chang has served as project director and Chief Development Officer in many companies and government administration offices in the past.  She has directed, planned

                                     -17-

and executed numerous provincial and city level project, including parks, recreation facilities, waste disposal facilities and road system.

      Tiffany Chang, our Secretary, Treasurer and Chief Operating Officer, is
the wife of Christopher Chang, our Chief Executive Officer.

      WEN-LONG DAI is our Chief Technical Officer and has served in this capacity since September 2002.  He is also a professor and the Dean of Faculty of Engineering of Fen Chia University in Taiwan since 1991.  Mr. Dai is also an honorable member of the National Science Council of the Republic of China.  Mr.
Dai has published numerous theses and has been advisor and director of many projects headed by the National Science Council.

      During the past five years, none of our directors or executive officers has:

      (1)      been general partner or executive officer of a business at the time a bankruptcy petition was filed by, or against it, or a receiver, fiscal agent or similar officer was appointed by a court for it or its property;

      (2)      been convicted in a criminal proceeding and are not currently a named subject of a pending criminal proceeding (excluding
               traffic violations and other minor offenses);

      (3)      been subject to an order, judgment or decree, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or

      (4)      been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the
               Commodity Futures Trading Commission, to have violated a federal of state securities or commodities law.

Executive Compensation

      No officer, director or principal shareholder has received compensation from Enviromat since its inception and nor do we have employment agreements with any of our executive officers.

      Each of our executive officers initially will devote approximately 20% of their time, per week, to our affairs.  If and when our business operations increase and a more extensive time commitment are needed, they are prepared to devote more time even on a full-time basis.

      We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information as of the date of this prospectus with respect to the beneficial ownership of our common stock by all

                                     -18-

persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, each named beneficial owner has, sole voting and investment power.

NAME AND ADDRESS                          AMOUNT AND NATURE
OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS (1)
------------------------------------   -----------------------    --------------------
Christopher C. Chang                        4,750,000 (2)                 60.7
8723 Cambie Street
Vancouver, BC Canada V6P 3J9

Chih-Chang Chang                            1,076,428 (3)                 13.7
8, Lane 94 by-lane 1, Ron-Hwa Street
Tai-Chung, Taiwan

Tiffany Chang                                 785,721 (2)                 10.0
8098 Heather Street
Vancouver, BC Canada V6P 3S1

Yu-Chun Chang                                 642,850 (2)                  8.2
8, Lane 94 by-lane 1, Ron-Hwa Street
Tai-Chung, Taiwan

Wen-Long Dai                                    5,000 (2)                   *
199 Ning-Sia Road, 12F Building B
Tai-Chung Taiwan

All Officers and Directors
as a group (3 persons)                      5,540,721                     70.8

----------------------
      (1)        Based on current outstanding common shares of 7,824,999.

      (2)        Owned directly.

      (3)        Chih-Chang  Chang  owns 1,071,428 shares directly and 5,000 shares indirectly through  Green  Great  Printing  Ltd.,  a company controlled by him.

                             SELLING SHAREHOLDERS

      The following table sets forth certain information as of the date of this prospectus regarding (i) the number of shares of our common stock beneficially owned by each of the selling shareholders prior to the offering; (ii) the number of shares of our common stock offered by each selling shareholder pursuant to this prospectus; (iii) the number of shares of our common stock beneficially owned by each selling shareholder after the offering; and (iv) the percentage of our common stock owned by each selling shareholder before and after the offering.  This table assumes that all shares offered for sale in this prospectus are sold.  Unless otherwise indicated, no selling shareholder has been or is affiliated with us.

                                     -19-

                                          BENEFICIAL OWNERSHIP                                  BENEFICIAL OWNERSHIP
                                             OF COMMON STOCK                                      OF COMMON STOCK
       NAME OF SELLING                       BEFORE OFFERING              NUMBER OF                AFTER OFFERING
         SHAREHOLDER                     NUMBER       PERCENT (%)       SHARES OFFERED       NUMBER           PERCENT (%)
-----------------------------------     --------------------------      --------------      -----------------------------
Chih-Chang Chang (1)                    1,071,428          13.7             750,000         321,428               4.1
Chun-Lien Chang (2)                       5,000             *                5,000             0                   *
Jessica Chang (3)                         5,000             *                5,000             0                   *
Pen-Ta Chang (4)                          5,000             *                5,000             0                   *
Tiffany Chang (5)                        785,721           10.0             550,000         235,721               3.0
Tun-Ching Chang (6)                      250,000           3.2              200,000         50,000                 *
Yu-Chun Chang (7)                        642,850           8.2              500,000         142,850               1.8
Yu-Yu Chang (8)                           5,000             *                5,000             0                   *
Yu-Jui Chang (9)                          5,000             *                5,000             0                   *
Tun-Mei Chen (10)                         5,000             *                5,000             0                   *
Wen-Long Dai                              5,000             *                5,000             0                   *
DSL Communications Ltd.                   5,000             *                5,000             0                   *
DSL International Management LLC          5,000             *                5,000             0                   *
Green Great Printing Ltd.                 5,000             *                5,000             0                   *
Jing-Huang Huang                          5,000             *                5,000             0                   *
Ming-Hui Jen                              5,000             *                5,000             0                   *
William Tay (11)                         250,000           3.2              250,000            0                   *
Ming-Je Wu                                5,000             *                5,000             0                   *
Yueh-Fong Wu                              5,000             *                5,000             0                   *
Yueh-Hui Wu                               5,000             *                5,000             0                   *

* Represents less than 1%.

------------------------------
   (1)  Chih-Chang Chang is the father of our President and Director, Christopher
        Chang.
   (2)  Chun-Lien Chang is the grandmother of Christopher Chang.
   (3)  Jessica Chang is the mother of Christopher Chang.
   (4)  Pen-Ta Chang is the grandfather of Christopher Chang.
   (5)  Tiffany Chang is the wife of Christopher Chang.
   (6)  Tun-Ching Chang is the aunt of Christopher Chang.
   (7)  Yu-Chun Chang is the sister of Christopher Chang.
   (8)  Yu-Yu Chang is the niece of Christopher Chang.
   (9)  Yu-Jui Chang is the niece of Christopher Chang.
   (10) Tun-Mei Chen is the aunt of Christopher Chang.
   (11) In connection with our formation on April 9, 2001, we issued a total of
        5,000,000 shares of our common stock to Dotcom Internet Ventures Ltd.
        for services rendered to us.  In August 2002, Dotcom Internet Ventures sold 4,750,000 of these shares to our current President and Director,
        Christopher Chang in a private transaction.  Such transaction resulted in a change in control of us.  William Tay, our sole officer, director and shareholder from the time of our formation until the change in control, was the sole director, controlling stockholder and president of Dotcom Internet Ventures.

      The selling shareholders listed above that are entities have provided us with the names of the individuals who exercise voting control over each of them, as follows:

           DSL Communications Ltd. - Yueh-Hui Wu
           DSL International Management LLC - Ching-Chou Yang
           Green Great Printing Ltd. - Chih-Chang Chang

                                     -20-

                             PLAN OF DISTRIBUTION

       The selling shareholders may sell their shares of common stock in various ways and at various prices.  Some of the methods by which the selling shareholders may sell their shares include:

       -  ordinary brokerage transactions and transactions in which the broker solicits purchasers or makes arrangements for other brokers to participate in soliciting purchasers;

       -  privately negotiated transactions;

       -  block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       -  purchases by a broker or dealer as principal and resale by that broker or dealer for the selling shareholder's account under this prospectus in the over-the-counter market at prices and on terms then prevailing in the market;

       -  sales under Rule 144, if available, rather than using this prospectus;

       -  a combination of any of these methods of sale; and

       -  any other legally permitted method.

      The applicable sales price may be affected by the type of transaction.

      The selling shareholders may also pledge their shares as collateral for margin loans under their customer agreements with their brokers.  If there is a default by the selling shareholder, the brokers may offer and sell the pledged shares.  When selling their shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities
Act, by delivering a prospectus to each purchaser.  We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event a selling shareholder defaults under any customer agreement with brokers.

      Brokers and dealers may receive commissions or discounts from the selling shareholders or, in the event the broker-dealer acts as agent for the purchaser of the shares, from that purchaser, in amounts to be negotiated.  These commissions are not expected to exceed those customary in the types of transactions involved.

      We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling shareholders in connection with the sales of the shares.

      The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in sales of their shares may be

                                     -21-

deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the
Securities Act.

      Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers.  In addition, the shares may not be sold unless the shares have been registered or qualified for sale in the relevant state or unless the shares qualify for an exemption from registration or qualification.

      We have agreed to pay all of our out-of-pocket expenses and our accounting fees and expenses incident to the registration of the shares.

      The selling shareholders participating in the distribution of the shares offered under this prospectus are subject to the applicable requirements of
Regulation M promulgated under the Securities Exchange Act in connection with sales of the shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with our organization on April 10, 2001, we issued a total of 5,000,000 unregistered shares of our common stock at a value of $.0001 per share to Dotcom Internet Ventures Ltd., a company controlled by our former officer and director and controlling stockholder, William Tay, for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

      In August 2002, Dotcom Internet Ventures Ltd., our then majority stockholder, sold 4,750,000 shares of our common stock held in its name to our current president and sole director, Christopher C. Chang for $35,000 in a private transaction.  Such transaction resulted in a change in control of our company.

      On September 6, 2002, we sold 785,721 and 642,850 unregistered shares of our common stock, respectively, at a price of $0.007 per share, to each of
Tiffany Chang, our Secretary, Treasurer and Chief Operating Officer and Yu-Chun
Chang, the sister of our President, Christopher Chang, respectively.   The
shares were issued pursuant to an exemption from registration under Section
4(2) of the Securities Act.

      On September 6, 2002, we sold 1,071,428 unregistered shares of our common stock, at a price of $0.007 per share, to Chih-Chung Chang, the father of our
President, Christopher Chang.   The shares were issued pursuant to an exemption
from registration under Section 4(2) of the Securities Act.

      On September 10, 2002, we sold 250,000 unregistered shares of our common stock, at a price of $0.01 per share, to Tun-Chung Chang, the aunt of our
President, Christopher Chang.  The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

                                     -22-

      On September 20, 2002, we sold an aggregate of 75,000 unregistered shares of our common stock, at a price of $0.10 per share, to 15 "accredited investors."  We sold these shares of our common stock under the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.  Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising.  Purchasers, or the beneficial owners of purchasers that are entities, are friends or business associates of our officers and directors.  No services were performed by any purchaser as consideration for the shares
issued.   All purchasers represented in writing that they had such knowledge and experience in financial and business matters as is required to evaluate the risks associated with their proposed investment in our company and that they were acquiring the securities for their own accounts.  All purchasers also acknowledged that they had received material concerning us and that they had been afforded an opportunity to ask questions of management and request additional information about us.  A legend was placed on the stock certificates stating that the securities had not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.  Our President and Director, Christopher Chang offered the securities and no commissions were paid.

                           DESCRIPTION OF SECURITIES

      The following summarizes the important provisions of our capital stock.
For more information about our capital stock, please see the copy of our certificate of incorporation, as amended, that has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Under our certificate of incorporation, the authorized but unissued shares of our capital stock will be available for issuance for general corporate purposes, including possible stock dividends, future mergers or acquisitions, or private or public offerings.  Except as may otherwise be required, shareholder approval will not be required for the issuance of those shares.

      Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.0001, per share.  As of the date of this prospectus, 7,824,999 shares of our common stock are outstanding and no shares of our preferred stock are outstanding.

                                     -23-

      COMMON STOCK

      Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the shareholders.  The holders of common stock are entitled to receive dividends, when, as and if declared by the Board of
Directors, in its discretion, from funds legally available therefor.  We do not currently intend to declare or pay cash dividends in the foreseeable future, but rather intend to retain any future earnings to finance the expansion of our businesses.  If we liquidate or dissolve, the holders of our common stock are entitled to share ratably in our assets, if any, legally available for distribution to shareholders after the payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding shares of preferred stock.

      Our common stock has no preemptive rights and no subscription, redemption or conversion privileges.  Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors.  A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders.

      PREFERRED STOCK

      Our Board of Directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series.  The Board can determine the number of shares in each series, as well as the voting and other rights of the series, including the dividend rights and dividend rate, terms of redemption, conversion rights and liquidation preferences.  The Board has the authority to determine these rights without any further vote or action by the shareholders.
Our Board has not designated the rights of any of our preferred stock.

      "ANTI-TAKEOVER" PROVISIONS

      Although the Board of Directors is not currently aware of any takeover attempts, our certificate of incorporation, as amended, and by-laws contain certain provisions that may be deemed to be "anti-takeover" because they may deter, discourage or make more difficult the assumption of control of the company by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.  These provisions were adopted unanimously by our Board of Directors and approved by our shareholders.

      AUTHORIZED BUT UNISSUED SHARES.  We authorized 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.  These shares were authorized for the purpose of providing our Board of Directors with as much flexibility as possible to issue additional shares for proper corporate purposes, including equity financings, acquisitions, stock dividends, stock splits, grants of stock options, and other purposes.  The issuance of shares of preferred stock may have an adverse effect on the holders of our common stock.
Our shareholders do not have preemptive rights with respect to the purchase of any shares.  Therefore, such issuances could result in a dilution of voting rights and book value per share as to our common stock.

      NO CUMULATIVE VOTING.  Our by-laws do not contain any provisions for cumulative voting.  Cumulative voting entitles shareholders to as many votes as equal the number of shares owned by such holder multiplied by the number of directors to be elected.  A shareholder may cast all these votes for one

                                     -24-

candidate or distribute them among any two or more candidates.  Thus, cumulative voting for the election of directors allows a shareholder or group of shareholders that hold less than 50% of the outstanding shares voting to elect one or more members of a board of directors.  Without cumulative voting for the election of directors, the vote of holders of a plurality of the shares voting is required to elect any member of a board of directors and would be sufficient to elect all the members of the board being elected.

      GENERAL EFFECT OF ANTI-TAKEOVER PROVISIONS.  The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interest, as the offer might include a premium over the market price of our common stock at that time.  In addition, these provisions may have the effect of assisting our current management in retaining its positions and better enable it to resist changes that some shareholders may want to make if dissatisfied with the conduct of our business.

      HOLDERS OF OUR SECURITIES

      As of the date of this prospectus, we had 7,824,999 shares of our common stock issued and outstanding held by 21 shareholders of record.  It is anticipated that Holladay Stock Transfer, Inc. of Scottsdale AZ will be our transfer agent and registrar upon the effective date of this registration statement.

                        SHARES ELIGIBLE FOR FUTURE SALE

      Upon the date of this prospectus, there are 7,824,999 shares of our common stock outstanding.  Upon the effectiveness of this registration statement, the 2,325,000 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops. Of the remaining 5,499,999 shares all are restricted shares within the meaning of Rule 144 under the
Securities Act, and are subject to the resale provisions of Rule 144.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied.  In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods

                                     -25-

described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

       -  by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

       -  by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our
"affiliates", of "restricted" shares not to sell their shares.

    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

      Our certificate of incorporation, as amended, generally provides for indemnification of each director, employee or agent as long as these individuals acted in good faith and in a manner he or she believed to be in or not opposed to our best interest and had no reasonable cause to believe that such conduct was unlawful.

      The SEC is of the opinion that indemnification of directors, officers and controlling persons for liabilities arising under the Securities Act is against public policy and is, therefore, unenforceable.

                                    EXPERTS

      Our Financial Statements for the period from April 9, 2001 (inception) to
December 31, 2001, included in this prospectus have been included herein in reliance upon the reports of Stan J.H. Lee, C.P.A., independent certified public accountant, which appear elsewhere in this prospectus, and are included upon the authority of this firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

      We are presently not subject to the reporting requirements of the
Securities Exchange Act of 1934 (the "Exchange Act").  The registration statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street,

                                     -26-

N.W., Room 1024, Washington, D.C. 20549.  Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.  Statements
contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  Such material may also be accessed electronically by means of the Commission's home page on the Internet at
http://www.sec.gov.

                                     -27-

                         ENVIROMAT INDUSTRIES CO. LTD.
                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----

Unaudited Balance Sheet dated November 30, 2002 ..........................  29
Unaudited Statement of Operations for the
  three and nine months ended November 30, 2002
  and the Period From Inception (April 9, 2001)
  to November 30, 2002 ...................................................  30
Unaudited Statement of Cash Flows for the
  three and nine months ended November 30, 2002
  and the Period From Inception (April 9, 2001)

Statement of Operations for the Period From
  Inception (April 9, 2001) to December 31, 2001 .........................  39
Statement of Stockholders' Equity for the Period
  From Inception (April 9, 2001) to December 31, 2001 ....................  40
Statement of Cash Flows for the Period From
  Inception (April 9, 2001) to December 31, 2001 .........................  41
Notes to Financial Statements ............................................  42

                                     -28-

                      ENVIROMAT INDUSTRIES CO. LTD.
                      (A Development Stage Company)

                             Balance Sheet

                                 ASSETS

                                                                November 30,
                                                                   2002
                                                                (Unaudited)
                                                                ------------

 Current assets:
   Cash                                                         $      7,500
                                                                ------------
 TOTAL ASSETS                                                   $      7,500
                                                                ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES                                                    $         --
                                                                ------------

 STOCKHOLDERS' EQUITY
 Preferred Stock, $.0001 par value,
   20,000,000 shares authorized, none
   issued and outstanding                                                 --
 Common Stock, $.0001 par value,
   100,000,000 shares authorized,
   7,824,999 and 5,000,000 shares
   issued and outstanding in 2002 and
   2001, respectively                                                    782
 Additional paid-in capital                                           27,218
 Deficit accumulated during development stage                        (20,500)
                                                                ------------
 Total Stockholders' Equity                                            7,500
                                                                ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $      7,500
                                                                ============

            See accompanying notes to financial statements

                                     -29-

                     ENVIROMAT INDUSTRIES CO. LTD.
                     (A Development Stage Company)

                        Statement of Operations
                              (Unaudited)

                                          Eleven Months        April 9, 2001
                                             Ended            (Inception) to
                                        November 30, 2002    November 30, 2002
                                        -----------------    -----------------

 Income                                   $          --        $          --

 Expenses
   Organization expense                              --                  500
   Consulting fees                               20,000               20,000
                                          -------------        -------------
  Total expenses                                 20,000               20,500
                                          -------------        -------------
 NET (LOSS)                               $     (20,000)       $     (20,500)
                                          =============        =============

                See accompanying notes to financial statements

                                     -30-

                     ENVIROMAT INDUSTRIES CO. LTD.
                     (A Development Stage Company)

                       Statements of Cash Flows
                              (Unaudited)

                                          Eleven Months       April 9, 2001
                                              Ended           (Inception) to
                                        November 30, 2002    November 30, 2002
                                        -----------------    -----------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:

Net (loss)                                $     (20,000)      $     (20,500)
 Adjustment to reconcile net
 loss to net cash provided by
 operational activities:
 Issue of common stock for
 services                                            --                 500
                                          -------------       -------------
Net cash (used in) operating
 activities                                     (20,000)            (20,000)
                                          -------------       -------------

CASH FLOWS FROM INVESTING
 ACTIVITIES                                          --                  --
                                          -------------       -------------

CASH FLOWS FROM FINANCING
 ACTIVITIES:

Proceeds from issuance of
 common stock                                    27,500              27,500
                                          -------------       -------------
Net cash provided by
 financing activities                            27,500              27,500
                                          -------------       -------------

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                             7,500               7,500

CASH AND CASH EQUIVALENTS
 BEGINNING OF PERIOD                                 --                  --
                                          -------------       -------------
CASH AND CASH EQUIVALENTS
  END OF PERIOD                           $       7,500       $       7,500
                                          =============       =============

                See accompanying notes to financial statements

                                     -31-

                         ENVIROMAT INDUSTRIES CO. LTD.
                         (A Development Stage Company)

                         Notes To Financial Statements
               For the Period Ended November 30, 2002 (Unaudited)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Organization and Business Operations

Enviromat Industries Co. Ltd. (the "Company") was originally organized as
Prosperity Partners, Inc. in the State of Delaware on April 9, 2001 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.  In
September 3, 2002, the Company formed a Delaware corporation as a wholly owned subsidiary, EnviroMat Co. Ltd., which was subsequently merged with and into the
Company on September 17, 2002, and the Company changed its name to EnviroMat
Co. Ltd.   In November 18, 2002, the Company again amended its Certificate of
Incorporation and changed its name to Enviromat Industries Co. Ltd.  To date, the Company has not conducted any significant operations, and its activities have focused primarily on organizational efforts, corporate compliance matters and capital raising activities.  Since the Company has not yet commenced any principal operations, and has not yet earned significant revenues, the Company is considered to be a development stage enterprise as of November 30, 2002.
The Company plans to develop a non-toxic, biodegradable material used primarily in the food packaging industry.  The Company's ability to commence operations is contingent upon its ability to raise additional capital.

B. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation S-B, Item
310(g) of the Securities and Exchange Commission, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In addition, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals)
considered necessary for a fair presentation have been included.

                                     -32-

                         ENVIROMAT INDUSTRIES CO. LTD.
                         (A Development Stage Company)

                         Notes To Financial Statements
               For the Period Ended November 30, 2002 (Unaudited)

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.  The accompanying financial statements should be read in conjunction with the Company's financial statements for the period ended December 31, 2001.

C. Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

D. Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

E. Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards
Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes"
("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ending November 30, 2002.

                                     -33-

                         ENVIROMAT INDUSTRIES CO. LTD.
                         (A Development Stage Company)

                         Notes To Financial Statements
               For the Period Ended November 30, 2002 (Unaudited)

NOTE 2. STOCKHOLDERS' EQUITY

A. Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at
$0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.
The Company did not issue any shares of its preferred stock as of November 30,
2002.

B. Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at
$0.0001 par value and the Company issued 5,000,000 shares of its common stock to Dotcom Internet Ventures Ltd. on April 10, 2001, pursuant to Rule 506 for an aggregate consideration of $500 in services.

In August 2002, the Company's then majority stockholder and sole officer and director sold 4,750,000 shares of the Company's common stock to the Company's current president and sole director for $35,000 cash.  Such transaction resulted in a change in control of the Company.

During September 2002, the Company issued 2,824,999 shares of common stock for
aggregate net proceeds of $27,500 in cash.   The shares were offered to
employees, directors, related party investors and non-related investors.
Proceeds were used for working capital purposes.

C. Warrant and Options

There are no warrants or options outstanding to issue any additional shares of common stock.

                                     -34-

                      PROSPERITY PARTNERS, INC.
                    (A Development Stage Company)

                   INDEPENDENT AUDITOR'S REPORT and
                         FINANCIAL STATEMENTS

                          December 31, 2001
                          -----------------

                                     -35-

                      PROSPERITY PARTNERS, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                                INDEX
                                -----

------------------------------------------------------------------------------

                                                                       Page(s)
                                                                       -------
Independent Auditor's Report .........................................    3

Financial Statements

   Statement of Financial Position, as of December 31, 2001 ..........    4

   Statement of Operations and Deficit for the Period
    from April 9, 2001 (Inception) through December 31, 2001 .........    5

   Statement of Stockholders' Equity for the Period from
    April 9, 2001 (Inception) through December 31, 2001 ..............    6

   Statement of Cash Flows for the Period from April 9, 2001
    (Inception) through December 31, 2001 ............................    7

   Notes to Financial Statements .....................................    8-9

------------------------------------------------------------------------------

                                     -36-

                  [Letterhead of Stan J.H. Lee, CPA]

                     INDEPENDENT AUDITOR'S REPORT
                     ----------------------------

To the Board of Directors of:
Prosperity Partners, Inc.
(A Development Stage Company)
Philadelphia, PA 19102

I have audited the accompanying balance sheet of Prosperity Partners,
Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, changes in stockholder's equity and cash flows for the period from April 9, 2001 (inception) to
December 31, 2001.  These financial statements are the
responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a
reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly in all material respects, the financial position of Prosperity
Partners, Inc. (a development stage company) as of December 31,
2001 and the results of its operations and its cash flows for the periods from April 9, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the
United States.

The accompanying financial statements have been prepared assuming that Prosperity Partners, Inc. will continue as a going concern.
As discussed in Note 1 to the financial statements, Prosperity
Partners, Inc. was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties

/S/ Stan J.H. Lee, CPA /S/
------------------------------
Stan J.H. Lee, CPA

Fort Lee, New Jersey
April 22, 2002
License # CC23007

                                     -37-

                      Prosperity Partners, Inc.
                    (A DEVELOPMENT STAGE COMPANY)

                            Balance Sheet
                       as at December 31, 2001
                       -----------------------

ASSETS

CURRENT ASSETS                                              $       0
                                                            ----------
      TOTAL CURRENT ASSETS                                  $       0
                                                            ----------
OTHER ASSETS                                                $       0
                                                            ----------
      TOTAL OTHER ASSETS                                    $       0
                                                            ----------
 TOTAL ASSETS                                               $       0
                                                            ==========

LIABILITIES and STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                         $       0
                                                            ----------
 TOTAL LIABILITIES                                          $       0
                                                            ----------

STOCKHOLDERS' EQUITY

   Preferred stock, $0.0001 par value;
   20,000,000 shares authorized, zero
   shares issued and outstanding                            $       0

   Common stock, $0.0001 par value;
   100,000,000 shares authorized;
   5,000,000 shares issued and
   outstanding                                              $     500

   Additional paid-in capital                               $       0

   Accumulated deficit during
   development stage                                        $    (500)
                                                            ----------

       TOTAL STOCKHOLDERS' EQUITY                           $       0
                                                            ----------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $       0
                                                            ==========

 The accompanying notes are an integral part of financial statements.

                                     -38-

                      Prosperity Partners, Inc.
                    (A DEVELOPMENT STAGE COMPANY)

                       Statement of Operations
            April 9, 2001 (inception) to December 31, 2001
            ----------------------------------------------

INCOME                                                 $        0

Operating Expenses

      Organization expense                                   (500)

                                                       -----------

TOTAL EXPENSES                                               (500)

PROVISION FOR INCOME TAXES                                      0
                                                       -----------

NET LOSS                                                     (500)
                                                       -----------

NET LOSS PER SHARE                                       $ (.0001)
                                                       ===========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                                     5,000,000
                                                       ===========

 The accompanying notes are an integral part of financial statements.

                                     -39-

                      Prosperity Partners, Inc.
                    (A DEVELOPMENT STAGE COMPANY)

                  Statement of Stockholders' Equity
                      April 9, 2001 (inception)
                         to December 31, 2001
                          -------------------

                                    Common Stock
                              -------------------------     Additional                       Total
                               Numbers of                    paid-in                      Stockholders'
                                 Shares       Amount         capital        Deficit          Equity
                              ------------  -----------     -----------     ---------     -------------
April 10, 2001                  5,000,000   $      500      $        0      $      0      $        500
issued for services

Net loss                                                                        (500)             (500)
                              ------------  -----------     -----------     ---------     -------------
Balance, 12/31/01               5,000,000   $      500      $        0      $   (500)     $          0
                              ============  ===========     ===========     =========     =============

 The accompanying notes are an integral part of financial statements.

                                     -40-

                      Prosperity Partners, Inc.
                    (A DEVELOPMENT STAGE COMPANY)

                       Statement of Cash Flow
                      April 9, 2001 (inception)
                         to December 31, 2001
                         --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------

   Net loss                                                                        $      (500)
   Adjustment to reconcile net loss to net cash provided by operational
   activities issue of common stock for services                                           500
                                                                                   ------------

NET CASH USED IN OPERATING EXPENSES                                                          0
                                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                         0
                                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES                                                         0
                                                                                   ------------

NET INCREASE (DECREASE)                                                            $         0
                                                                                   ------------

CASH, BEGINNING OF PERIOD                                                                    0
                                                                                   ------------

CASH, END OF PERIOD                                                                $         0
                                                                                   ============

 The accompanying notes are an integral part of financial statements.

                                     -41-

                      Prosperity Partners, Inc.
                    (A DEVELOPMENT STAGE COMPANY)

                    Notes to Financial Statements
                         to December 31, 2001
                         --------------------

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Organization and Business Operations

Prosperity Partners, Inc. (the "Company") was incorporated in the
State of Delaware on April 9, 2001 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of December 31, 2001, the Company did not commence any formal business operations. Therefore, all the activities to date relate to the
Company's organization and proposed fund raising.  The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowing or a combination thereof.

B. Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

C. Cash and Cash Equivalents

For purposes of reporting the statement of cash flows, cash and cash equivalents include highly liquid investments with maturities of three months or less at the time of purchase.

D. Income Taxes

The Company accounts for income taxes under the Statement of
Financial Accounting Standards No. 109, "Accounting for Income
Taxes," ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences
attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the fact that the Company did not have any material operations for the period from April 9, 2001
(inception) through December 31, 2001.

                                     -42-

                      Prosperity Partners, Inc.
                    (A DEVELOPMENT STAGE COMPANY)

                    Notes to Financial Statements
                         to December 31, 2001
                         --------------------

NOTE 2.  STOCKHOLDERS' EQUITY

      A. Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the
Board of Directors. The Company did not issue any shares of its preferred stock as of December 31, 2001.

      B. Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $0.0001 par value.  On April 10, 2001, the Company issued
5,000,000 shares of its common stock to Dotcom Internet Ventures
Ltd. for an aggregate of $500 in services.

      C. Warrant and Options

There are no warrants or options outstanding to issue any additional shares of common stock.

                                     -43-

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Enviromat Industries Co. Ltd. ("Enviromat" or the "Company") is a
Delaware corporation and the provisions of the Delaware General Corporation Law will be applicable to the indemnification by Enviromat of its officers, directors and agents.  In its Certificate of Incorporation, as amended,
Enviromat generally agrees to indemnify each person who is a director or officer of Enviromat, or serves at the request of Enviromat as a director, officer, employee or agent of another company, in accordance with Enviromat's by-laws, to the fullest extent permissible by the Delaware General Corporation
Law or other applicable laws.  In its Certificate of Incorporation, Enviromat indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.  If the Board of Directors does advance funds, the person receiving such funds must undertake in writing to repay the funds unless it is ultimately determined that he is entitled to indemnification pursuant to the Certificate of Incorporation.

      Under the Certificate of Incorporation, the Bylaws, and the Delaware
General Corporation Law, no director of Enviromat will be personally liable to
Enviromat or its shareholders for monetary damages (or expenses in defense of an action) for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of Enviromat, or serving in such capacity for another entity at the request of Enviromat, except for liability (i) for any breach of the director's duty of loyalty to Enviromat or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the Delaware General Corporation Law, or (iv) for any
transaction from which the director derived an improper personal benefit.
Enviromat has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification.  The rights to indemnification are also applicable to those persons entitled to such rights by virtue of Enviromat's consummation of a business combination, including such consummation wherein Enviromat is merged into or reorganized as a new entity.

      The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the
Delaware General Corporation Law and also Enviromat's Certificate of
Incorporation and Bylaws, filed herewith as exhibits.

                                     -44-

ITEM 25.  OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION

      Enviromat estimates that its other expenses payable in connection with this registration statement will be as follows:

SEC registration fee             $21.39
Accounting fees and expenses      2,000
Legal fees and expenses           5,000
Printing and engraving            1,500
EDGAR filing and misc. fees       2,600
---------------------------------------
TOTAL                        $11,121.39

      All expenses are estimated except for the Securities and Exchange
Commission fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

      On April 10, 2001, the Company issued a total of 5,000,000 unregistered shares of common stock at a value of $.0001 per share to Dotcom Internet
Ventures Ltd. for services rendered.  These shares were issued under Section
4(2) of the Securities Act of 1933, as amended, which exempts from registration
"transactions by an issuer not involving any public offering," and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.  Certificates representing the securities bear such a legend.

      On September 6, 2002, the Company sold 785,721 and 642,850 shares of common stock, respectively, at a price of $0.007 per share, to each of Tiffany
Chang and Yu-Chun Chang, respectively.  These shares were issued under Section
4(2) of the Securities Act of 1933, as amended, which exempts from registration
"transactions by an issuer not involving any public offering," and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.  Certificates representing the securities bear such a legend.

      On September 6, 2002, the Company sold 1,071,428 shares of common stock, at a price of $0.007 per share, to Chih-Chung Chang.  These shares were issued under Section 4(2) of the Securities Act of 1933, as amended, which exempts from registration "transactions by an issuer not involving any public offering," and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.
Certificates representing the securities bear such a legend.

                                     -45-

      On September 10, 2002, the Company sold 250,000 shares of common stock, at a price of $0.01 per share, to Tun-Chung Chang.  These shares were issued under Section 4(2) of the Securities Act of 1933, as amended, which exempts from registration "transactions by an issuer not involving any public offering," and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.
Certificates representing the securities bear such a legend.

      On September 20, 2002, the Company sold an aggregate of 75,000 shares of common stock, at a price of $0.10 per share, to 15 "accredited investors."  The
Company sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.  Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.  Purchasers, or the beneficial owners of purchasers that are entities, are friends or business associates of the officers and directors of the Company.  No services were performed by any purchaser as consideration for
the shares issued.   All purchasers represented in writing that they had such
knowledge and experience in financial and business matters as is required to evaluate the risks associated with their proposed investment in the Company and that they were acquiring the securities for their own accounts.  All purchasers also acknowledged that they had received material concerning the Company and that they had been afforded an opportunity to ask questions of management and request additional information about the Company. A legend was placed on the stock certificates stating that the securities had not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.  The Company's president and director offered the securities and no commissions were paid.

      The purchasers listed above represented their intention to acquire the securities for investment only and not with a view toward distribution.
Furthermore, none of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

ITEM 27.  EXHIBITS

   Exhibit No.    Description of Exhibit
   -----------    --------------------------------------------
   3.1            Certificate of Incorporation
   3.2            Certificate of Ownership and Merger
   3.3            Amendment to Certificate of Incorporation
   3.4            By-laws
   4.1            Form of Common Stock Certificate
   5.1            Opinion Re: Legality (1)
   23.1           Consent of Counsel (included in Exhibit 5.1)
   23.2           Consent of Stan J.H. Lee, C.P.A

   (1) To be filed by amendment.

                                     -46-

ITEM 28.  UNDERTAKINGS

A.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this registration statement to:

      a. include any prospectus required by section 10(a)(3) of the Securities
         Act;

      b. reflect in the prospectus any facts or events which individually or together represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee"
         table in the effective registration statement; and

      c. include any additional or changed material information on the plan of distribution.

      (2) For purposes of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.    Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

                                     -47-

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all for the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in
Vancouver, British Columbia, Canada, on December 20, 2002.

                                    ENVIROMAT INDUSTRIES CO. LTD.
                                    (REGISTRANT)

                                    By: /s/ Christopher C. Chang
                                       --------------------------------------
                                       Christopher C. Chang, President, Chief
                                       Executive Officer, and Principal
                                       Financial Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

        SIGNATURE                         TITLE                      DATE
        ---------                         -----                      ----

 /s/ Christopher C. Chang     President, CEO, and Director         12/20/02
 -------------------------    (Principal Executive, Financial
 Christopher C. Chang         and Accounting Officer)

 /s/ Tiffany Chang            Secretary, Treasurer and Chief       12/20/02
 -------------------------    Operating Officer
 Tiffany Chang

                                     -48-

                                                                    Exhibit 3.1
                                                                    -----------

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 04/09/2001
                                                         010144303 - 3371720

                         CERTIFICATE OF INCORPORATION
                                      OF
                           PROSPERITY PARTNERS, INC.

      FIRST:  The name of the corporation shall be Prosperity Partners, Inc.

      SECOND:  Its registered office is to be located at 25 Greystone Manor, in the city of Lewes, County of Sussex, Delaware, 19958-9776. The registered agent is Harvard Business Services, Inc. whose address is the same as above.

      THIRD:  The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

      FOURTH:  The total number of shares of stock which the Corporation is authorized to issue is 120,000,000 shares, consisting of 100,000,000 shares of
Common Stock having a par value of $.0001 per share and 20,000,000 shares of
Preferred Stock having a par value of $.0001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.

      FIFTH:  The name and address of the incorporator is as follows:

                  William Tay
                  1422 Chestnut St., Suite #410
                  Philadelphia, PA 19102-2510

      SIXTH:  The Board of Directors shall have the power to amend or repeal the by-laws.

      SEVENTH:  No director shall be personally liable to the Corporation or its stockholders for monetary damages from any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the directory's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware
General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this
Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 9th day of April, A.D., 2001.

                                           /s/ William Tay
                                           -------------------------
                                           William Tay, Incorporator

                                     -49-

                                                                    Exhibit 3.2
                                                                    -----------

                      CERTIFICATE OF OWNERSHIP AND MERGER

Prosperity Partners, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware DOES HEREBY CERTIFY:

FIRST:  That the Corporation is the owner and holder of all of the issued and outstanding common stock of EnviroMat Co. Ltd., a Delaware corporation;

SECOND:  That on September 9, 2002, the following resolutions were approved by the Board of Directors of the Corporation pursuant to Sections 253(a) and (b)
of the General Corporation Law of the State of Delaware:

"RESOLVED, that EnviroMat Co. Ltd., a Delaware corporation and wholly-owned subsidiary of the Corporation, shall merge with and into the Corporation, with the Corporation being the surviving corporation in such merger, with the
Corporation assuming all of said subsidiary's debts, liabilities and obligations, and with the effective date of said merger being the date of filing of a Certificate of Ownership and Merger with the State of Delaware pursuant to Section 253(a) of the Delaware General Corporation Law;

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said
Article shall be and read as follows:

"FIRST:  The name of the corporation shall be EnviroMat Co. Ltd."

THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 251 and 253 of the General Corporation Law of the State of
Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of the merger described above or the amendment described above.

IN WITNESS WHEREOF, said Prosperity Partners, Inc. has caused this certificate to be signed by Mr. Christopher Chang, an authorized officer, this 9th day of
September 2002.

                                              By: /s/ Christopher Chang
                                              -----------------------------
                                              Name: Christopher Chang
                                              Title: President

                                     -50-

                                                                    Exhibit 3.3
                                                                    -----------

                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                              ENVIROMAT CO. LTD.

It is hereby certified that:

   1.  The name of the corporation (hereinafter called the "Corporation") is
   "ENVIROMAT INDUSTRIES CO. LTD."

      2.  The certificate of incorporation of the Corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

      "Name:  The name of the Corporation is ENVIROMAT INDUSTRIES CO. LTD."

      3.  The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation law of the State
of Delaware.

      THE UNDERSIGNED, being an officer of EnviroMat Co. Ltd. for the purposes of amending the Certificate of Incorporation of the Corporation pursuant to the
General Corporation law of the State of Delaware, does make this Amended
Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of this 18th day of November, 2002.

                                           /s/ Christopher C. Chang
                                           ----------------------------
                                           Christopher C. Chang
                                           President

                                     -51-

                                                                    Exhibit 3.3
                                                                    -----------

                                    BY-LAWS

                                      OF

                         ENVIROMAT INDUSTRIES CO. LTD.

                              ARTICLE I - OFFICES

        Section 1. The registered office of the corporation in the State of
Delaware shall be at 25 Greystone Manor, in the city of Lewes, County of
Sussex, Delaware, 19958.

        The registered agent in charge thereof shall be Harvard Business
Services, Inc.

        Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                               ARTICLE II - SEAL

        Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal,
Delaware".

                     ARTICLE III - STOCKHOLDERS' MEETINGS

        Section 1. Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of
Directors.

        Section 2. ANNUAL MEETINGS:  The annual meeting of the stockholders shall be held on such date as is determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

        Section 3. ELECTION OF DIRECTORS:  Elections of the directors of the corporation shall be by written ballot.

        Section 4. SPECIAL MEETINGS:  The President, or the Board of Directors
may call special meetings of the stockholders at any time, or stockholders entitled to cast at least one-fifth of the votes, which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof.

                                     -52-

If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.
Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

        Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

        Section 5. QUORUM:  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 6. PROXIES:  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

        Section 7. NOTICE OF MEETINGS:  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

        Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

        Section 8. CONSENT IN LIEU OF MEETINGS:  Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a

                                     -53-

meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

        Section 9. LIST OF STOCKHOLDERS:  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                            ARTICLE IV - DIRECTORS

        Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, no less than one in number or such other minimum number as is required by law. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders of the corporation or in the case of a vacancy by remaining directors, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

        Section 2. REGULAR MEETINGS:  Regular meetings of the Board shall be held without notice other than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

        Section 3. SPECIAL MEETINGS: the President or any director upon two-day notice may call special Meetings of the Board. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

        Section 4. QUORUM:  A majority of the total number of directors shall constitute a quorum for the transaction of business.

        Section 5. CONSENT IN LIEU OF MEETING:  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing

                                     -54-

or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

        Section 6. CONFERENCE TELEPHONE:  One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other;
participation in this manner shall constitute presence in person at such meeting.

        Section 7. COMPENSATION:  Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 8. RESIGNATION AND REMOVAL:  Any director may resign at any time by giving notice to another Board member, the President or the Secretary of the corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.  Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

                             ARTICLE V - OFFICERS

        Section 1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer.  The Board of
Directors may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem necessary.  The same person may hold any number of offices.

        Section 2. SALARIES:  Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

        Section 3. TERM OF OFFICE:  The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified.
The Board of Directors may remove any officer or agent elected or appointed by the Board whenever in its judgment the best interest of the corporation will be served thereby.

        Section 4. PRESIDENT:  The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the

                                     -55-

Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

        Section 5. SECRETARY:  The Secretary shall attend all sessions of the
Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of
Directors, and shall perform such other duties as may be prescribed by the
Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

        Section 6. TREASURER:  The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                            ARTICLE VI - VACANCIES

        Section 1. The Board of Directors shall fill any vacancy occurring in any office of the corporation by death, resignation, and removal or otherwise.
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

        Section 2. RESIGNATIONS EFFECTIVE AT FUTURE DATE:  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                                     -56-

                        ARTICLE VII - CORPORATE RECORDS

        Section 1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.
In every instance where an attorney or other agent shall be the person who seeks the right to inspection, a power of attorney or such other writing, which authorizes the attorney or other agent to so act on behalf of the stockholder, shall accompany the demand under oath. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

              ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

        Section 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the president.

        Section 2. TRANSFERS:  Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

        Section 3. LOST CERTIFICATE:  The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 4. RECORD DATE:  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

        (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                                     -57-

        (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

        (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 5. DIVIDENDS:  The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

        Section 6. RESERVES:  Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                     ARTICLE IX - MISCELLANEOUS PROVISIONS

        Section 1. CHECKS: such officer or officers shall sign all checks or demands for money and notes of the corporation as the Board of Directors may from time to time designate.

        Section 2.  FISCAL YEAR:  The fiscal year shall begin on the first day of January.

        Section 3. NOTICE:  Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

        Section 4. WAIVER OF NOTICE:  Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to

                                     -58-

the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.  Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

        Section 5. DISALLOWED COMPENSATION:  Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue
Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

        Section 6. RESIGNATIONS:  Any director or other officer may resign at any time, such resignation to be in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

                         ARTICLE X - ANNUAL STATEMENT

        Section 1. The President and the Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a Certified Public Accountant.

                  ARTICLE XI - INDEMNIFICATION AND INSURANCE:

        Section 1. (a) RIGHT TO INDEMNIFICATION.  Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment,

                                     -59-

only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss
(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators;
provided, however, that, except as provided in paragraph (b) hereof, the
Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b)  RIGHT OF CLAIMANT TO BRING SUIT:  If a claim under paragraph (a)
of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

        (c) Notwithstanding any limitation to the contrary contained in sub-
paragraphs (a) and 8 (b) of this section, the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of

                                     -60-

Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (d) INSURANCE:  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the
Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the
Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                           ARTICLE XII - AMENDMENTS

        Section 1.  These By-Laws may be amended or repealed by the vote of directors.

                                     [END]

                                     -61-

                                                                    Exhibit 4.1
                                                                    -----------

               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                          CUSIP NO. ___________

     NUMBER                                                        SHARES

                         ENVIROMAT INDUSTRIES CO. LTD.
                              ------------------
                  AUTHORIZED COMMON STOCK: 100,000,000 SHARES
                               PAR VALUE: $.0001

THIS CERTIFIES THAT ________________________________________________________

IS THE RECORD HOLDER OF __________________________________________________

           - Shares of Enviromat Industries Co. Ltd. Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This
Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: ___________________

                                              ______________________________
                                              President

                         Enviromat Industries Co. Ltd.
                                   Corporate
                                     Seal
                                   Delaware
                                     ****

                               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                               Countersigned Registered:
                               HOLLADAY STOCK TRANSFER, INC.
                               2939 North 67th Place         By ___________________
                               Scottsdale, AZ 85251          Authorized Signature

                                     -62-

NOTICE:  Signature  must  be  guaranteed  by  a  firm  which  is  a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company.

The following abbreviations, when used in the inscription on the face  of  this certificate,  shall  be  construed  as  though  they  were  written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common

UNIF GIFT MIN ACT ...... Custodian ..........
                                     (Cust)            (Minor)
under Uniform Gifts to Minor
Act ................................
                 (State)

        Additional abbreviations may also be used though not in the above list.

        For value received, ___________________________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE
 --------------------------------------
 |                                    |
 |                                    |
 --------------------------------------

 --------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

------------------------------------------------------------- Shares
of  the  capital  stock  represented by the within Certificate, and  do  hereby irrevocably constitute and appoint

--------------------------------------------------------------------

Attorney to transfer said  stock  on  the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________________

X
--------------------------------------------------------------------
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT  MUST  CORRESPOND  WITH  THE  NAME  AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION
OR ENLARGEMENT OR ANY CHANGE WHATEVER.

        SIGNATURE GUARANTEED:

                                     -63-

                                                                    Exhibit 5.1
                                                                    -----------

Opinion Re: Legality

To be filed by amendment.

                                     -64-

                                                                   Exhibit 23.1
                                                                   ------------

Included in Exhibit 5.1

                                     -65-

                                                                   Exhibit 23.2
                                                                   ------------

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 22, 2002, accompanying the consolidated financial statements of Enviromat Industries Co. Ltd., f/k/a Prosperity
Partners, Inc., contained in the Registration Statement and Prospectus for the
year ended December 31, 2001.  We hereby consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

/s/
----------------------------------
Stan J.H. Lee, CPA
Fort Lee, New Jersey
December 20, 2002

                                     -66-